Exhibit (g)(5) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

FOURTH AMENDMENT TO CUSTODIAN CONTRACT

THIS AMENDMENT TO CUSTODIAN CONTRACT (the “Amendment”) is made and entered into as of March 1, 2011 by and among the investment companies listed on Exhibit I, as it may be amended from time to time (the “Trust”) on behalf of the portfolios (hereinafter collectively called the “Funds” and individually referred to as a “Fund”) of the Trust, Federated Services Company (the “Company”) and State Street Bank and Trust Company (the “Custodian”).

WITNESSETH:

WHEREAS, the Trust, the Company and the Custodian are parties to that certain Custodian Contract dated December 1, 1993 (the “Contract”), amended May 15, 2001, February 3, 2006 and July 3, 2007;

WHEREAS, each Trust is registered as a management investment company under the Investment Company Act of 1940, as amended; and

WHEREAS, the Trusts, the Company and the Custodian desire to amend the Contract subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Section 11 of the Contract is hereby deleted in its entirety and replaced with the following language:

11.           Effective Period, Termination and Amendment.

The Contract shall become effective on March 1, 2011 and shall remain in full force and effect for a period of four (4) years (the “Initial Term”) and shall automatically continue in full force and effect after such Initial Term until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mail, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of the Trust has approved the initial use of a particular Securities System as required in each case by Rule 17f-4 under the 1940 Act; provided further, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust/Articles of Incorporation, and further provided, that the Trust may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the appropriate banking regulatory agency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

2. The following Sections 18 and 19 are hereby added to the Contract:

18.           Regulation GG.

The Trust hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”).  The Trust hereby covenants and agrees that it shall not engage in an Internet gambling business.  In accordance with Regulation GG, the Trust is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Contract or otherwise between or among any party hereto.

19.           Data Privacy.

The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Funds’ shareholders, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.  For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account.  Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

3. The Contract is hereby ratified and confirmed and remains in full force and effect as amended by this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the date first written above.

On behalf of each of the Funds indicated on Exhibit I of the Custodian Contract, as amended from time to time

By:   /s/ Richard A. Novak
Name:  Richard A. Novak
Title:  Treasurer

FEDERATED SERVICES COMPANY
By: /s/ Denis McAuley
Name:  Denis McAuley
Title:

STATE STREET BANK AND TRUST COMPANY
By:   /s/ Michael F. Rogers
Name:  Michael F. Rogers
Title:    Executive Vice President

FIFTH AMENDMENT TO CUSTODIAN CONTRACT

THIS AMENDMENT TO CUSTODIAN CONTRACT (“Amendment”) is by and between the investment companies listed on Exhibit 1, as it may be amended from time to time (the “Trust”) on behalf of the portfolios (hereinafter collectively called the “Funds” and individually referred to as a “Fund”) of the Trust, Federated Services Company (the “Company”) and State Street Bank and Trust Company (the “Custodian”).

WITNESSETH:

WHEREAS, the Trust, the Company and the Custodian are parties to that certain Custodian Contract dated December 1, 1993 (the “Contract”), amended May 15, 2001, February 3, 2006, July 3, 2007, and March 1, 2011;

WHEREAS, each Trust is registered as a management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, the Trusts, the Company and the Custodian desire to remove Funds from Exhibit 1, effective March 25, 2011; and

WHEREAS, the Trusts, the Company and the Custodian desire to amend the Contract subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

4.	Exhibit 1 to the Contract is hereby deleted in its entirety and replaced with Exhibit 1 attached hereto.

5.	The Contract shall remain in full force and effect as amended by this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as March 25, 2011.

On behalf of each of the Funds indicated on Exhibit I of the Custodian Contract, as amended from time to time

By:   /s/ Richard A. Novak
Name:  Richard A. Novak
Title:  Treasurer

FEDERATED SERVICES COMPANY
By: /s/ Denis McAuley
Name:  Denis McAuley
Title:

STATE STREET BANK AND TRUST COMPANY
By:   /s/ Michael F. Rogers
Name:  Michael F. Rogers
Title:    Executive Vice President